D: +1 212 225 2286 afleisher@cgsh.com Exhibit 5.1 August 10, 2026 INNOVATE Corp. 295 Madison Ave., 12th Floor New York, NY 10017 Ladies and Gentlemen: We have acted as special counsel to INNOVATE Corp., a Delaware corporation (the “Company”), in connection with the Company’s proposed offering pursuant to a registration statement on Form S-3 (No. 333-274760) of shares of the Company’s common stock, par value $0.001 per share (the “Securities”), having a maximum aggregate offering price of up to $31,000,000 under an “at the market offering” program (the “Program”). Such registration statement, as amended as of its most recent effective date (August 10, 2026), insofar as it relates to the Securities (as determined for purposes of Rule 430B(f)(2) under the Securities Act of 1933, as amended (the “Securities Act”)), including the documents incorporated by reference therein, is herein called the “Registration Statement;” the related prospectus dated October 6, 2023, included in the Registration Statement filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act, including the documents incorporated by reference therein, is herein called the “Base Prospectus;” and the related prospectus supplement dated August 10, 2026, as filed with the Commission pursuant to Rule 424(b) under the Securities Act, including the documents incorporated by reference therein, is herein called the “Prospectus Supplement.” The Base Prospectus and the Prospectus Supplement together are herein called the “Prospectus.” In arriving at the opinion expressed below, we have reviewed the following documents: (a) the Registration Statement; (b) the Prospectus;

INNOVATE Corp., p. 2 (c) an executed copy of the Open Market Sale AgreementSM relating to the Program dated August 10, 2026 (the “Sale Agreement”) between the Company and Jefferies LLC (the “Agent”); and (d) copies of the Company’s Third Amended and Restated Certificate of Incorporation and the Fourth Amended and Restated By-Laws certified by the Secretary of State of the State of Delaware and the corporate secretary of the Company, respectively. In addition, we have reviewed the originals or copies certified or otherwise identified to our satisfaction of all such corporate records of the Company and such other documents, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinions expressed below. In rendering the opinion expressed below, we have assumed the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies. In addition, we have assumed and have not verified the accuracy as to factual matters of each document we have reviewed (including, without limitation, the accuracy of the representations and warranties of the Company in the Sale Agreement). Based on the foregoing, and subject to the further assumptions and qualifications set forth below, it is our opinion that when issued, sold and paid for in accordance with the terms of the Sale Agreement at a price not less than the par value thereof, the Securities will be validly issued by the Company and fully paid and nonassessable. The foregoing opinion is limited to the General Corporation Law of the State of Delaware.

INNOVATE Corp., p. 3 We hereby consent to the use of our name in the Prospectus under the heading “Legal Matters” as counsel for the Company that has passed on the validity of the Securities, and to the filing of this opinion letter as an exhibit to the Company’s Current Report on Form 8-K, dated August 10, 2026. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder. The opinion expressed herein is rendered on and as of the date hereof, and we assume no obligation to advise you or any other person, or to make any investigations, as to any legal developments or factual matters arising subsequent to the date hereof that might affect the opinion expressed herein. Very truly yours, CLEARY GOTTLIEB STEEN & HAMILTON LLP By: /s/ Adam Fleisher Adam Fleisher, a Partner